Exhibit 10.33

Execution Version

[PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT THAT HAVE BEEN OMITTED ARE MARKED WITH “XXXX.” A COPY OF THIS EXHIBIT WITH ALL SECTIONS INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Amendment No. 6

to the

License Agreement
dated 13th of June 2000

by and between

Antares Pharma IPL AG, Zug, Switzerland as Licensor
(formerly known as Permatec Technologies AG)

and

BioSante Pharmaceuticals, Inc., Lincolnshire, IL, USA as Licensee

WHEREAS, Antares Pharma IPL AG, Zug, Switzerland (“Antares”) and BioSante Pharmaceuticals, Inc., Lincolnshire, Illinois, United States of America (“BioSante”) have previously entered into a License Agreement dated June 13, 2000 (“License Agreement”), as amended in a series of five amendments, as follows:  Amendment No. 1, dated May 20, 2001; Amendment No. 2, dated July 5, 2001; Amendment No. 3, dated August 30, 2001; Amendment No. 4, dated August 8, 2002; and Amendment No. 5, dated December 30, 2002 (collectively the Amendments and with the License Agreement, the “Agreement”); and

NOW THEREFORE, Antares and BioSante agree pursuant to this Amendment No. 6 dated October 20, 2006 to the Agreement (“Amendment No. 6”) to amend the Agreement as follows:

1.             License Grant.  The licenses granted under the Agreement are hereby amended as follows:

(a)           Paragraph 1.10 of the Agreement is hereby amended and restated in its entirety as follows:

“Products” shall have the meaning set forth in Exhibit B of this License Agreement.”

(b)           Exhibit B of this Agreement is hereby amended and replaced in its entirety as follows:

“A.          Products shall include all estrogen gels, all testosterone gels, all E and T gels, and all E and P gels, whether or not if any of the above gel formulations contain lauryl alcohol, except as noted in Section B below.

B.            BIOSANTE owns on an exclusive worldwide basis, free and clear of any claims by ANTARES, its product and formulation currently known as and referred to as Bio-T-Gel (XXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXX), and has no obligation to share information regarding Bio-T Gel with ANTARES, including data generated during development.  [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT THAT HAVE BEEN OMITTED ARE MARKED WITH “XXXX.” A COPY OF THIS EXHIBIT WITH ALL SECTIONS INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

C.            Notwithstanding the above, AP-108l (gel containing norelgestromin and ethinyl estradiol and which is a competitor to Ortho Evra) shall not be included in Products.

D.            Notwithstanding the above, Nestorone (gel formulation made pursuant to Joint Development Agreement with The Population Council) shall not be included in Products.

E.             Notwithstanding the above, Antares shall retain its rights to testosterone gels for prevention or treatment of diseases in males in the Territory but only for products for which regulatory approval is sought and obtained by submission of (what in the United States would be known as) a full New Drug Application, and not an Abbreviated New Drug Application, “paper NDA” under section 505(b)(2) of the United States FD&C Act, or other form of application that relies on clinical studies conducted by others as to which the applicant does not have a right of reference.”

(c)           Paragraph I-1 of Amendment No. 4 to the License Agreement is no longer applicable and is deleted in its entirety.

(d)           Paragraph 2.1 of the Agreement is hereby amended and replaced in its entirety as follows:

“2.1.1      ANTARES hereby grants to BIOSANTE an exclusive license, with the right to grant sublicenses as provided in this License Agreement, to Develop the Products in the field of transdermal gel preparations (“Field”) in the Territory for purposes of obtaining Approvals, and upon receipt of the Approvals, to Market and sell the Products in the Field in the Territory, and to use the Patents and Know-How exclusively for that purpose, all in accordance with provisions contained in this Agreement.  It is the parties’ intention that any product characterized by its marketing approval, as opposed to Products, developed by BIOSANTE and based on PERMATECH’S Technology will be and remain the property of BIOSANTE but BIOSANTE will not be allowed to use or market the products in case this License Agreement between ANTARES and BIOSANTE is terminated.

2.1.2        ANTARES hereby grants to BIOSANTE a non-exclusive license, with the right to grant sublicenses as provided in this License Agreement, under the Patents and Know-How, to make and have made Bio-E-Gel in the Territory.

2.1.3        ANTARES additionally grants to BIOSANTE a non-exclusive license with the right to grant sublicenses as provided in this License Agreement, to conduct the following activities:  investigation, research, conduct clinical trials and perform market research in any country outside of the Territory.  For purposes of clarity the above license shall not include a license or right to apply or seek any regulatory approval/marketing authorization for any Product outside the Territory.”

(e)           Paragraph B(2) of Amendment No. 5 to the License Agreement is no longer applicable and is deleted in its entirety.

(f)            Paragraph 2.2 of the Agreement is hereby amended by the deletion of “(with only the commercial terms redacted)” from the last sentence therein.

(g)           Paragraph 2.2 of the Agreement is hereby further amended by the insertion of the following sentence after the end of the sentence beginning with “Furthermore, BIOSANTE undertakes . . .” with the following sentence:

“Additionally, BIOSANTE covenants that any and all sublicense agreements, in which Bio-E-Gel is sublicensed, shall provide that (i) all up-front, sublicense and milestone payments due from such sublicense agreement shall be paid into an interest bearing escrow account established for the benefit of both ANTARES and BIOSANTE and shall be the account designated by both ANTARES and BIOSANTE (“Escrow Account”) and (ii) that ANTARES is a third party beneficiary of such sublicense agreement solely with respect to subsection (i) above.  The parties agree that the terms of the Escrow Account shall provide that (a) ANTARES is responsible for all costs and fees to establish and maintain the Escrow Account, (b) seventy-five (75%) of funds deposited shall immediately be released to BIOSANTE, and (c) the remaining twenty-five (25%) of funds deposited plus any and all interest accrued shall be released to ANTARES upon thirty days from deposit.”

2.             Credit for Sublicense Payments for Bio-E-Gel.  In the event that BioSante (i) terminates a sublicense agreement for Bio-E-Gel (“Sublicense Agreement”) prior to February 15, 2007 and where such termination is based on BioSante failing to receive regulatory approval for Bio-E-Gel by the FDA (as defined below) and (ii) has to return all or a portion of the upfront consideration received pursuant to such Sublicense Agreement, then Antares will credit the pro rata portion of such upfront consideration that it received to future payments due by BioSante for Bio-E-Gel.

3.             Disclosure of Confidential Information.  Each party may disclose non-public confidential information of the other party to subcontractors or potential licensees who are under a binding obligation of confidentiality to such party, at least as strict as in the Agreement and so long as such party remains responsible for the potential licensees’ compliance.

4.             Patent Prosecution and Maintenance.  From the effective date of this Amendment No. 6, Antares will, at its cost and expense, file, prosecute, and maintain the Patents, including, but not limited to, those listed on Appendix A hereto.  If Antares determines to abandon or not file any Patent, then Antares shall provide BioSante with written notice at least thirty (30) days or if less, as long as reasonably practicable, prior to the date such abandonment or failure to file would become effective for BioSante to act in its stead, provided, that BioSante has received from Antares any and all reasonable documentation and information it reasonably needs to make a decision and take the necessary action in reasonable sufficient time to avoid abandonment.  For purposes of clarity, discontinuance shall be elected on a country-by-country basis.  BioSante may elect at its sole discretion to continue prosecution or maintenance of any discontinued Patent at its sole expense.  BioSante shall then own any such Patent, and Antares shall execute such documents and perform such acts, at BioSante’s cost, as may be reasonably necessary for BioSante to continue prosecution or maintenance, including assigning and transferring ownership of such Patent to BioSante and directing its counsel to transfer the complete file to BioSante or its counsel as BioSante may request.  Upon the assignment or transfer of any Patent to BioSante, Antares shall not be thereafter entitled to any royalties from sales of a Product sold in a country where such Patent was abandoned and where such Patent claims such Product.

5.             Patent Reports and Updates.  Antares will (at its sole cost and expense) provide BioSante with a complete paper, organized file set of material prosecution documents for each of the Patents.  Going forward, Antares will at its sole cost and expense copy BioSante on all material communications with respective patent offices in the Territory and provide BioSante with twice-yearly update summaries reviewed by its patent counsel regarding each of the Patents (including filing, prosecution, and maintenance status in each country in the Territory).  Additionally, Antares will, at BioSante’s expense, make its counsel reasonably available to consult with BioSante and potential licensees regarding the status of the Patents.

6.             Patent Enforcement.  To the extent BioSante consents in writing, BioSante’s exclusive sublicensee(s) in the United States shall have those rights possessed by BioSante as set forth in section 8.2.2 and 8.2.4 of the Agreement.

7.             LibiGel Package.  BioSante will promptly provide Antares with a copy of all material filings and submissions submitted to date to the United States Food and Drug Administration (“FDA”) regarding LibiGel and the minutes from the BioSante LibiGel meeting held with the FDA on or about April 2006 (collectively, the “LibiGel Package”).

8. XXXXXXXXXXXXXX.  BioSante consents to Antares’ engagement of XXXXXXXXXXXXXX in Europe for work on testosterone gel for women; provided that Antares agrees that no BioSante confidential information is used or disclosed in connection with the engagement.  [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  THE CONFIDENTIAL PORTIONS OF THIS

EXHIBIT THAT HAVE BEEN OMITTED ARE MARKED WITH “XXXX.”  A COPY OF THIS EXHIBIT WITH ALL SECTIONS INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

9.             Steering Committee.  Antares and BioSante will each send at least one representative who is an officer to a steering committee meeting to be held on a twice-yearly basis alternating between Antares’ facility and BioSante’s facility.  Each party will provide a summary update twice-yearly to the other of its activities being conducted to establish that it is in substantial compliance with its material obligations under the Agreement.

10.           Further Sublicensing.  BioSante may, in connection with the exercise of its sublicense rights under the Agreement, authorize (i) its sublicensee(s) to solely grant a further sublicense to their contract manufacturer(s) for the sole purpose of manufacturing Product for such sublicensee(s) to the extent that BioSante has such license right itself or (ii) an exclusive sublicensee of BioSante (“Sublicensee”) the right to further sublicense Bio-E-Gel subject to Antares’ written consent (not to be unreasonably withheld), provided, that all payments due to BioSante from its Sublicensee, directly or indirectly, for the grant of such further sublicense by the Sublicensee shall be paid into the Escrow Account and disbursed in accordance with the procedures and allocation percentages provided in Paragraph 2.2 of the Agreement.

11.           Audits of Sublicensees.  With respect to any audits that Antares may conduct of sublicensees pursuant to Sections 2.2 and 3.5.2.4 of the Agreement, Antares agrees that it and any independent certified public accounting firm retained by Antares to conduct the audit will treat any information obtained from the sublicensee during the course of the inspection and audit as confidential pursuant to Section 7 of the Agreement, and if requested by the sublicensee will execute a commercially reasonable confidentiality agreement before beginning the audit in which Antares and such public accounting firm agree to maintain the confidentiality of the sublicensees’ books and records and to use all information received from the sublicensee only for such audit purpose.

12.           Effect of Termination on Sublicensee.  Antares agrees that if so provided in a sublicense agreement signed by BioSante and its sublicensee of its rights hereunder and where such sublicense has been granted in accordance with the Agreement, then a termination of the Agreement due to BioSante’s breach that is not caused by the sublicensee will not terminate the sublicensee’s license rights and that in such case the sublicense agreement (and all future payments and performance under the sublicense agreement by the sublicensee) will continue between the sublicense and Antares.  In the event the aforesaid termination was caused by BioSante’s non-payment of monies due to Antares, such continuation of the sublicense agreement between sublicense and Antares shall not effect BioSante’s obligation to pay Antares for any and all monies due from BioSante to Antares as of the date of termination.

13.           Representation.  Antares hereby represents that, to its knowledge as of the effective date of this Amendment No. 6, Bio-E-Gel does not infringe any patent or other proprietary right of any third party in the United States.

14.           Amended and Restated Agreement.  The parties will exercise good faith efforts to prepare and execute an amended and restated agreement of this Agreement as it exists as of the execution of this Amendment No. 6 as soon as practicable, and no later than within 90 days, following execution of this Amendment No. 6, with ANTARES to prepare a full and complete initial draft of same at its expense.  After preparation of such initial draft by ANTARES, each party will be responsible for its own costs and expenses incurred in the completion of such amended and restated agreement.  For clarity, such amended and restated agreement shall strictly conform in all respects to this Agreement as it exists as of the execution of this Amendment No. 6.

15.           Headings.  The captions to the paragraphs/section in this Amendment No. 6 are not a part of this Amendment No. 6 or the Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

16.           Counterparts.  This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.           Construction.  This Amendment No. 6 (i) was drafted by both parties and thus any rule of contract interpretation calling for documents to be construed against the drafter shall not apply to the construction of this Amendment, and (ii) shall not affect the construction of the Agreement as it existed before the effective date of this Amendment.

18.           Miscellaneous.  Antares and BioSante confirm and acknowledge that the Agreement is in full force and effect, that there have been no uncured events of breach to date, and that each is in material compliance with the Agreement.  Nothing in this Amendment No. 6 shall constitute an admission of wrongdoing by either party vis a vis the other and each party expressly denies any wrongdoing.  Except for the changes made by this Amendment No. 6 to the Agreement, the Agreement remains in full force and effect without modification.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers with effect as of the 20th day of October, 2006.

Antares Pharma IPL AG

By:	/s/ Jack E. Stover	/s/ Dario Carrara

Name:	Jack E. Stover	Dario Carrara

Title:	President & CEO	Managing Dir. Swiss Operations

Date:	10/20/06	10/20/06

BioSante Pharmaceuticals, Inc.

By:	/s/ Stephen M. Simes

Name:	Stephen M. Simes

Title:	President * CEO

Date:	10/20/06

Appendix A
Patents

1.             U.S. Appl. No. 10/798,111

2.             U.S. Appl. No. 10/343,570

3.             U.S. Appl. No. 10/798,161

4.             U.S. Appl. No. 11/371,042

5.             U.S. Patent. No. 5,891,462

6.             U.S. Appl. No. 11/441,311

7.             U.S. Prov. Appl. No. 60/794,015

BioSante Pharmaceuticals, Inc.

111 Barclay Boulevard

Lincolnshire, IL  60069

October 27, 2006

Antares Pharma IPL AG

c/o Antares Pharma Inc.

Princeton Crossroads Corporate Center

250 Phillips Boulevard, Suite 290

Ewing, NJ  08618

Re:	License Agreement between Antares Pharma IPL AG (“Antares”) and
BioSante Pharmaceuticals, Inc. (“BioSante”), dated June 13, 2000, as amended in six amendments (collectively, the “Agreement”)

Gentlemen:

I write to clarify paragraph 12 of Amendment No. 6 (dated as of October 20, 2006) of the Agreement.  Specifically, it is BioSante’s understanding that in the event that a sublicense agreement is assigned to Antares under that paragraph 12, any moneys that the sublicensee owed BioSante as a result of events (such as sales or milestone-triggering events) that occurred before the effective date of the termination of the Agreement would still be owed and paid to BioSante, even if the actual payment date were to fall after the effective date of the termination.

If this clarification is agreeable to Antares, please countersign below and return a copy of this letter to me.  Thank you.

Very truly yours,

BIOSANTE PHARMACEUTICALS, INC.

		By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Chief Financial Officer

Agreed and Accepted:

ANTARES PHARMA IPL AG

By:	/s/ Jack E. Stover
Jack E. Stover
President and CEO

DATED: October 27, 2006

BioSante Pharmaceuticals, Inc.

111 Barclay Boulevard

Lincolnshire, IL  60069

November 6, 2006

Antares Pharma IPL AG

c/o Antares Pharma Inc.

Princeton Crossroads Corporate Center

250 Phillips Boulevard, Suite 290

Ewing, NJ  08618

Re:	License Agreement between Antares Pharma IPL AG (“Antares”) and
BioSante Pharmaceuticals, Inc. (“BioSante”), dated June 13, 2000, as amended in six amendments (collectively, the “Agreement”)

Gentlemen:

I write to seek clarification of two paragraphs of Amendment No. 6 (dated as of October 20, 2006) of the Agreement.

With respect to paragraph 6, BioSante would like to clarify that in the event that it and/or its sublicensee assert any of the Patents listed in Appendix A to Amendment No. 6 against an infringer, Antares would agree if commercially reasonable and if requested to join as a coplaintiff (to assure standing) at the sole cost and expense of the party making the request (BioSante or the sublicensee, as the case may be).

With respect to paragraph 12, BioSante we would like to clarify that the provisions of this paragraph would also apply if the Agreement is terminated due to BioSante’s bankruptcy, by inserting the phrase “or bankruptcy” after the phrase “BioSante’s breach” in the third line.

If this is agreeable, please countersign below and return a copy of this letter to me.

Very truly yours,

BIOSANTE PHARMACEUTICALS, INC.

		By:	/s/ Stephen M. Simes
Name and title:
Stephen M. Simes
President & CEO

Agreed and Accepted:

ANTARES PHARMA IPL AG

By:	/s/ Jack E. Stover
Name and title:
Jack E. Stover
President & CEO

DATED: November 6, 2006

BioSante Pharmaceuticals, Inc.

111 Barclay Boulevard

Lincolnshire, IL  60069

November 7, 2006

Antares Pharma IPL AG

c/o Antares Pharma Inc.

Princeton Crossroads Corporate Center

250 Phillips Boulevard, Suite 290

Ewing, NJ  08618

Re:	License Agreement between Antares Pharma IPL AG (“Antares”) and
BioSante Pharmaceuticals, Inc. (“BioSante”), dated June 13, 2000, as amended in six amendments (collectively, the “Agreement”)

Gentlemen:

I write to provide language to embody a clarification and amendment to the Agreement.

With respect to the proposed sublicense of Bio-E-Gel to Bradley Pharmaceuticals, Inc. (“Sublicensee”) by BioSante (“Sublicense Agreement”), BioSante and Antares agree that Antares shall receive twenty-five percent (25%) of all up-front, sublicense and milestone payments due from such Sublicense Agreement as provided in Amendment No. 6 of the Agreement dated October 20, 2006 (“Amendment No. 6”), and in the event that BioSante is to receive at least seven million dollars upon the regulatory approval of Bio-E-Gel in the United States, then BioSante shall not be obligated to pay any additional milestone payments on the regulatory approval of Bio-E-Gel for the United States other than twenty-five percent (25%) of the payment it receives for regulatory approval of Bio-E-Gel from Sublicensee for the United States.  For purposes of clarity, if Sublicensee is obligated to pay seven million dollars to BioSante upon regulatory approval of Bio-E-Gel in the United States, then Antares shall receive twenty-five percent of such amount - $1,750,000 to be paid as provided in paragraph 1(g) in Amendment No. 6.

Additionally, because the escrow account contemplated by Amendment No. 6 has not been established and we are on the verge of executing the Sublicense Agreement for Bio-E-Gel with the Sublicensee, we ask Antares’ agreement that the escrow requirement of Amendment No. 6 is satisfied if the Sublicensee pays directly upon signing to Antares twenty-five percent (25%) of all payments due to BioSante or its Affiliates upon signing by wire to the following account:

Bank name and address:

Wells Fargo Bank, N.A.

6th and Marquette

Minneapolis, MN  55479

Account name:  Antares Pharma, Inc.

Account number:  323-869-1379

ABA:  121000248

Except for the changes made by this letter, the Agreements remains in full force and effect without modification.

If this is agreeable, please countersign below and return a copy of this letter to me.

Very truly yours,

BIOSANTE PHARMACEUTICALS, INC.

			By:	/s/ Stephen M. Simes
				Name:	Stephen M. Simes
				Title”	President & CEO

Agreed and Accepted:

ANTARES PHARMA IPL AG
`
By:	/s/ Robert Apple
	Name:	Robert Apple
	Title:	CFO

DATED: November 7, 2006